Exhibit 99.1

PROS HOLDINGS, INC. REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

•	Exceeded the high end of guidance on total revenue, subscription revenue, and ACV.

•	ACV bookings up 17% year-over-year in the second quarter, and up 40% in the first half of 2016.

•	ARR of $109.6 million as of June 30, 2016, up 22% year-over-year.

•	Raised full year 2016 guidance on subscription revenue, ARR, ACV, and free cash flow.

HOUSTON – August 2, 2016 — PROS Holdings, Inc. (NYSE: PRO), a revenue and profit realization company, today announced financial results for the second quarter ended June 30, 2016.

CEO Andres Reiner stated, “We are pleased with our strong performance in the first two quarters of 2016, with ACV bookings up 40% midway through the year. We are thrilled to help more customers outperform as we continue to drive our transformation to the cloud and deliver market-leading innovation. Based on our increasing momentum, we expect to start delivering quarterly sequential revenue growth, beginning in the fourth quarter. Reaching this important milestone in our cloud transformation is a testament to our PROS team worldwide and customer enthusiasm for our cloud solutions.”

Second Quarter 2016 Financial Highlights

Key financial results for the fiscal second quarter are shown below. Throughout this press release, all dollar figures are in millions, except net loss per share.  Unless otherwise noted, all results are on a reported basis and are compared to the prior-year period.

	GAAP			Non-GAAP
	Q2 2016	Q2 2015	% Change	Q2 2016	Q2 2015	% Change
Revenue and Bookings:
Revenue	$37.0	$41.7	(11)%	$37.0	$42.7	(13)%
Subscription Revenue	9.1	6.8	34%	$9.1	$6.9	32%
Annual Recurring Revenue ("ARR")	n/a	n/a	n/a	$109.6	$89.6	22%
Annual Contract Value ("ACV") bookings	n/a	n/a	n/a	7.5	6.5	17%
Profitability:
Operating Loss	(18.1)	(12.9)	nm	(11.4)	(4.4)	nm
Net Loss	(20.5)	(15.7)	nm	(7.8)	(3.4)	nm
Net Loss Per Share	(0.68)	(0.53)	nm	(0.26)	(0.11)	nm
Adjusted EBITDA	n/a	n/a	n/a	(9.7)	(3.2)	nm
Cash:
Net cash (used in) provided by operating activities	(6.6)	3.4	nm	(6.6)	3.4	nm
Free Cash Flow	n/a	n/a	n/a	$(8.5)	$2.6	nm

The attached tables provide a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP revenue, gross profit, income (loss) from operations, and net income (loss), as well as earnings (loss) per share.

Recent Business Highlights

•
Introduced innovations and enhancements with Spring 2016 release for PROS SellingPRO, PricingPRO and RevenuePRO solutions. New data science-driven capabilities in dynamic pricing, offer optimization, personalization, configure-price-quote

(CPQ), and contract management can enable companies to realize their revenue and profit potential by delivering a frictionless commerce experience to their customers.

•
Announced a technology integration and go-to-market partnership with Icertis to deliver a seamless and easy-to-use lead-to-contract solution for Microsoft Dynamics CRM and Salesforce.com. By combining PROS Smart CPQ with the Icertis Contract Management platform, sellers can more accurately predict customer needs and prescribe - in real-time - product configurations, price guidance, quotes and proposals, and execute contracts, helping drive higher revenue and faster profit realization.

•
Completed first Microsoft Azure deployment of PROS real-time dynamic pricing solution for airlines, leveraging two Microsoft cloud environments in Europe to process an average of 12 million transactions per day at less than 100 milliseconds each, with 100% uptime.

•
Showcased deep Microsoft integration and go-to-market success as a featured ISV partner at the Microsoft Worldwide Partner Conference; spotlighted in keynote and event video for delivering high value to Microsoft customers through data science, insights, and integration with Microsoft Dynamics CRM, Microsoft Cortana Intelligence Suite, Microsoft SQL Server R Services and Microsoft Azure.

•	Announced open registration for PROS Outperform 2017, to be held on May 10-12, 2017 at the Palmer House Hilton in Chicago.

Organizational Update

PROS today announced that Chief Operating Officer, D. Blair Crump, has left PROS to pursue other opportunities.

CEO Andres Reiner stated, “On behalf of the company, I would like to thank Blair for his contributions, and wish him the best. With the strength of our leadership team and our drive for agility as we execute on our cloud transformation, we do not have any current plans to replace the COO position.”

Mr. Crump has been COO of PROS since February 2014.

Financial Outlook

PROS anticipates the following for the third quarter and full year 2016, based on an estimated 30.4 million basic weighted average shares outstanding and a 36% non-GAAP estimated tax rate:

	Q3 2016 Guidance	v. Q3 2015 at Mid-Point	Full Year 2016 Guidance	v. Prior Year at Mid-Point
Total Revenue	$35 to $36	(15)%	$150 to $153	(12)%
Subscription Revenue	$9.3 to $9.5	36%	$35.5 to $36.5	23%
ARR	n/a	n/a	$118.5 to $120.5	22%
ACV Bookings	$4.5 to $6.5	23%	$26.5 to $28.5	28%
Non-GAAP Loss Per Share	$(0.36) to $(0.34)	n/a	n/a	n/a
Adjusted EBITDA	$(14) to $(13)	n/a	$(45) to $(43)	n/a
Free Cash Flow	n/a	n/a	$(36) to $(34)	n/a
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on Tuesday, August 2, 2016, at 4:45 p.m. (EDT) to discuss the company’s financial results and business outlook. To access this call, dial 877-407-9039 (toll-free) or 201-689-8470, and enter pass code 13640460. The live webcast of the conference call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.pros.com. A telephone replay will be available until Tuesday, August 9, 2016, at 877-870-5176 (toll-free) or 1-858-384-5517 using the pass code 13640460. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s website at www.pros.com.

Analyst Day

PROS Holdings, Inc. will host an analyst day on Thursday, November 10, 2016, at the Sofitel New York. The event will begin at 10:00 a.m. (EST). The Company’s executive management team will discuss strategy, performance, and the cloud transformation. Guests can register for the live webcast or to attend in-person in the “Investor Relations” section of the Company’s website at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a revenue and profit realization company that helps customers realize their potential through the blend of simplicity and data science. PROS offers solutions to help accelerate sales, formulate winning pricing strategies and align product, demand and availability. PROS revenue and profit realization solutions are designed to allow customers to experience meaningful revenue growth, sustained profitability and modernized business processes. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about our future financial performance; positioning; management's confidence and optimism; customer successes; demand for enterprise revenue and profit realization software solutions; business expansion; business predictability; ARR; ACV bookings; revenue; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) our ability to execute on our cloud-first strategy, (b) reduced revenue and cash flow resulting from our transition to a cloud-first strategy, (c) threats to the security of our or our customer’s data, (d) potential business or service disruptions from our third party data centers, cloud platform providers or other unrelated service providers, (e) market acceptance of our new products and product enhancements, (f) the risk that the markets for our software does not grow as anticipated, (g) the length of our sales cycles, (h) the risk that we will not be able to maintain historical maintenance, support and subscription renewal rates, (i) competition from vendors of sales, pricing, revenue management and configure-price-quote solutions as well as from companies internally developing their own solutions, (j) potential unauthorized or improper actions of our personnel, (k) the risk that acquisitions we have and may enter into in the future may be difficult to integrate, fail to achieve our objectives, disrupt our business, dilute stockholder value or divert management attention, (l) any downturn in sales to our target markets, (m) potential delays or other challenges related to the implementation of our solutions, (n) the difficulties of making accurate estimates necessary to complete a project and recognize revenue, (o) personnel risks associated with growing a business generally, (p) the impact that a slowdown in the world or any particular economy has on our business sales cycles, prospects’ and customers’ spending decisions, timing of implementation decisions, payment and renewal decision, (q) our debt repayment obligations, (r) the impact of currency fluctuations on our results of operations, and (s) civil and political unrest in geographic regions in which we operate. Additional information relating to the uncertainty affecting PROS’ business is contained in our filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP (loss) income from operations, annual recurring revenue, annual contract value bookings, total contract value bookings, adjusted EBITDA margin, amortization of convertible debt discount and debt issue costs, tax rate, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud-first transition.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP revenue, non-GAAP (loss) income from operations, annual recurring revenue, total contract value bookings, annual contract value bookings, and non-GAAP tax rates (collectively the "non-GAAP financial measures") as follows:

Non-GAAP revenue: Business combination accounting principles under GAAP require us to recognize the fair value of software subscription, maintenance and professional services contracts assumed in our acquisitions of SignalDemand, Inc. and Cameleon Software SA. A portion of these software subscription and professional services are deferred and typically recognized over the term of the software subscription contract, so our GAAP revenues during the term of the contract after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred software subscription and professional services revenues were not written down to fair value. The revenue for maintenance is deferred and typically recognized over a one-year period, so our GAAP revenues for the one-year period after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred maintenance revenue was not written down to fair value. The non-GAAP revenue adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Non-GAAP income from operations: Non-GAAP (loss) income from operations includes the non-GAAP revenue discussed above and also excludes the impact of stock-based compensation, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, recovery of bankruptcy claims, severance, as well as the tax consequences associated with stock-based compensation costs arising from our acquisitions. Non-GAAP (loss) income from operations excludes the following items from non-GAAP estimates:

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our Senior Notes due 2019. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

•
Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue which includes both subscription and maintenance contracts, and excludes perpetual license, term license and service agreements, which are current and contracted with a future start date. ARR should be viewed independently of revenue and any other GAAP measure.
Annual Contract Value Bookings: Annual Contract Value ("ACV") bookings are comprised of the estimated annual value of our Total Contract Value ("TCV") bookings. ACV bookings are comprised of annual maintenance and subscriptions, one seventh of the license TCV, and excludes services and subscription renewals. ACV should be viewed independently of revenue and any other GAAP measure. TCV bookings are comprised of the total value of new customer contracts closed during a specified period, excluding maintenance in excess of one year, and including license, maintenance, services, term license and subscription renewals, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and our bookings growth projections are not meant as a substitute measure for revenue in accordance with GAAP. We believe our bookings growth projection is useful to investors as an additional means to evaluate our business performance.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net (loss) income before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of the deferred revenue write-down from our acquisitions of SignalDemand, Inc. and Cameleon Software SA, tax consequences associated with the stock-based compensation costs arising from our acquisitions, amortization of acquisition-related intangibles, depreciation and amortization, impairment of internal-use software and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net (loss) income as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized internal-use software development costs.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations
Tim Girgenti
713-335-5879
ir@pros.com

Media Contact:
PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2016	December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$103,151	$161,770
Short-term investments	41,954	2,500
Accounts and unbilled receivables, net of allowance of $447 and $586, respectively	36,770	39,115
Prepaid and other current assets	7,456	7,540
Total current assets	189,331	210,925
Property and equipment, net	15,490	15,777
Intangibles, net	12,786	14,191
Goodwill	20,623	20,445
Other long-term assets	2,699	1,873
Total assets	$240,929	$263,211
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$4,718	$8,273
Accrued liabilities	4,883	4,333
Accrued payroll and other employee benefits	10,846	13,084
Deferred revenue	68,762	60,664
Total current liabilities	89,209	86,354
Long-term deferred revenue	10,288	4,665
Convertible debt, net	119,026	115,860
Other long-term liabilities	710	918
Total liabilities	219,233	207,797
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 34,752,402 and 34,156,561 shares issued, respectively; 30,334,817 and 29,738,976 shares outstanding, respectively	35	34
Additional paid-in capital	165,571	158,674
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated deficit	(126,038)	(85,034)
Accumulated other comprehensive loss	(3,934)	(4,322)
Total stockholders’ equity	21,696	55,414
Total liabilities and stockholders’ equity	$240,929	$263,211

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
License	$2,457	$9,392	$5,759	$20,584
Services	8,663	10,196	18,426	19,827
Subscription	9,143	6,780	17,344	14,080
Total license, services and subscription	20,263	26,368	41,529	54,491
Maintenance and support	16,775	15,321	33,437	30,877
Total revenue	37,038	41,689	74,966	85,368
Cost of revenue:
License	99	141	161	191
Services	8,283	8,987	17,214	17,926
Subscription	4,088	3,150	7,534	6,225
Total license, services and subscription	12,470	12,278	24,909	24,342
Maintenance and support	3,578	3,452	6,850	6,389
Total cost of revenue	16,048	15,730	31,759	30,731
Gross profit	20,990	25,959	43,207	54,637
Operating expenses:
Selling and marketing	16,066	17,978	34,084	36,171
General and administrative	9,616	9,562	18,657	20,160
Research and development	13,358	11,287	26,490	22,897
Loss from operations	(18,050)	(12,868)	(36,024)	(24,591)
Convertible debt interest and amortization	(2,317)	(2,223)	(4,604)	(4,408)
Other expense, net	(55)	(207)	(113)	(419)
Loss before income tax provision	(20,422)	(15,298)	(40,741)	(29,418)
Income tax provision	105	370	263	480
Net loss	$(20,527)	$(15,668)	$(41,004)	$(29,898)
Net loss per share:
Basic and diluted	$(0.68)	$(0.53)	$(1.35)	$(1.01)
Weighted average number of shares:
Basic and diluted	30,330	29,565	30,278	29,470

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating activities:
Net loss	$(20,527)	$(15,668)	$(41,004)	$(29,898)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,508	2,376	4,973	4,771
Amortization of debt discount and issuance costs	1,598	1,505	3,166	2,971
Share-based compensation	5,869	7,005	11,253	14,750
Deferred income tax, net	15	116	42	116
Provision for doubtful accounts	(43)	220	(139)	66
Changes in operating assets and liabilities:
Accounts and unbilled receivables	1,223	(2,248)	2,480	10,817
Prepaid expenses and other assets	(1,262)	754	(804)	1,508
Accounts payable and other liabilities	(2,255)	203	(1,454)	(1,715)
Accrued liabilities	(394)	(345)	640	129
Accrued payroll and other employee benefits	957	2,980	(2,246)	(6,324)
Deferred revenue	5,703	6,513	13,721	4,786
Net cash (used in) provided by operating activities	(6,608)	3,411	(9,372)	1,977
Investing activities:
Purchases of property and equipment	(1,817)	(740)	(5,339)	(1,850)
Capitalized internal-use software development costs	(72)	(115)	(72)	(233)
Purchases of short-term investments	(53,982)	(18,713)	(88,928)	(31,200)
Proceeds from maturities of short-term investments	47,000	20,000	49,500	20,000
Net cash provided by (used in) investing activities	(8,871)	432	(44,839)	(13,283)
Financing activities:
Exercise of stock options	14	511	14	767
Proceeds from employee stock plans	—	—	470	382
Tax withholding related to net share settlement of stock awards	(42)	(409)	(4,839)	(4,728)
Payments of notes payable	(53)	(52)	(91)	(159)
Debt issuance costs related to convertible debt	—	—	—	(408)
Net cash (used in) provided by financing activities	(81)	50	(4,446)	(4,146)
Effect of foreign currency rates on cash	11	278	38	264
Net change in cash and cash equivalents	(15,549)	4,171	(58,619)	(15,188)
Cash and cash equivalents:
Beginning of period	118,700	141,660	161,770	161,019
End of period	$103,151	$145,831	$103,151	$145,831

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
See breakdown of the reconciling line items on page 10.

	Three Months Ended June 30,		Quarter over Quarter	Six Months Ended June 30,		Year over Year
	2016	2015	% change	2016	2015	% change
GAAP revenue	$37,038	$41,689	(11)%	$74,966	$85,368	(12)%
Non-GAAP adjustment:
Acquisition-related deferred revenue write-down	—	$1,033		—	$2,197
Non-GAAP revenue	$37,038	$42,722	(13)%	$74,966	$87,565	(14)%

GAAP gross profit	$20,990	$25,959	(19)%	$43,207	$54,637	(21)%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	—	418		—	839
Amortization of intangible assets	495	549		986	1,106
Share-based compensation	577	1,031		1,176	2,044
Non-GAAP gross profit	$22,062	$27,957	(21)%	$45,369	$58,626	(23)%

Non-GAAP gross margin	59.6%	65.4%		60.5%	67.0%

GAAP loss from operations	$(18,050)	$(12,868)	40%	$(36,024)	$(24,591)	46%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	—	418		—	839
Amortization of intangible assets	766	1,063		1,551	2,163
Accretion expense for acquisition-related contingent consideration	—	11		—	22
Recovery of bankruptcy claim	—	—		—	(626)
Share-based compensation	5,869	7,005		11,253	14,750
Total Non-GAAP adjustments	$6,635	$8,497		$12,804	$17,148
Non-GAAP loss from operations	$(11,415)	$(4,371)	161%	$(23,220)	$(7,443)	212%

Non-GAAP loss from operations % of total revenue	(30.8)%	(10.2)%		(31.0)%	(8.5)%

GAAP net loss	(20,527)	(15,668)	31%	$(41,004)	$(29,898)	37%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting loss from operations	6,635	8,497		12,804	17,148
Amortization of debt discount and issuance costs	1,598	1,505		3,166	2,971
Tax impact related to non-GAAP adjustments	4,492	2,275		9,180	3,809
Non-GAAP net loss	$(7,802)	$(3,391)	130%	$(15,854)	$(5,970)	166%

Non-GAAP diluted loss per share	$(0.26)	$(0.11)		$(0.52)	$(0.20)

Shares used in computing non-GAAP loss per share	30,330	29,565		30,278	29,470

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue Items
Acquisition-related deferred revenue write-down - service revenue	—	898	—	1,943
Acquisition-related deferred revenue write-down - subscription revenue	—	109	—	204
Acquisition-related deferred revenue write-down - maintenance revenue	—	26	—	50
Total revenue items	$—	$1,033	$—	$2,197

Cost of License Items
Amortization of intangible assets	11	11	21	21
Total cost of license items	$11	$11	$21	$21

Cost of Services Items
Acquisition-related deferred cost write-down	—	(615)	—	(1,358)
Share-based compensation	394	884	865	1,751
Total cost of services items	$394	$269	$865	$393

Cost of Subscription Items
Amortization of intangible assets	321	379	643	763
Share-based compensation	103	85	154	165
Total cost of subscription items	$424	$464	$797	$928

Cost of Maintenance Items
Amortization of intangible assets	163	159	322	322
Share-based compensation	80	62	157	128
Total cost of maintenance items	$243	$221	$479	$450

Sales and Marketing Items
Amortization of intangible assets	271	431	559	889
Share-based compensation	1,697	2,280	3,477	4,312
Total sales and marketing items	$1,968	$2,711	$4,036	$5,201

General and Administrative Items
Accretion expense for acquisition-related contingent consideration	—	11	—	22
Amortization of intangible assets	—	83	6	168
Recovery of bankruptcy claim	—	—	—	(626)
Share-based compensation	2,302	2,372	4,032	5,720
Total general and administrative items	$2,302	$2,466	$4,038	$5,284

Research and Development Items
Share-based compensation	1,293	1,322	2,568	2,674
Total research and development items	$1,293	$1,322	$2,568	$2,674

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Adjusted EBITDA
GAAP Loss from Operations	$(18,050)	$(12,868)	$(36,024)	$(24,591)
Acquisition-related deferred revenue write-down, net of cost of revenue	—	418	—	839
Amortization of intangible assets	766	1,063	1,551	2,163
Accretion expense for acquisition-related contingent consideration	—	11	—	22
Recovery of bankruptcy claim	—	—	—	(626)
Share-based compensation	5,869	7,005	11,253	14,750
Depreciation	1,742	1,313	3,422	2,608
Capitalized internal-use software development costs	(72)	(115)	(72)	(233)
Adjusted EBITDA	$(9,745)	$(3,173)	$(19,870)	$(5,068)

Free Cash Flow
Net cash (used in) provided by operating activities	$(6,608)	$3,411	$(9,372)	$1,977
Purchase of property and equipment	(1,817)	(740)	(5,339)	(1,850)
Capitalized internal-use software development costs	(72)	(115)	(72)	(233)
Free Cash Flow	$(8,497)	$2,556	$(14,783)	$(106)

Guidance	Q3 2016 Guidance		Full Year 2016 Guidance
	Low	High	Low	High
Adjusted EBITDA
GAAP Loss from Operations	$(22,400)	$(21,400)	$(77,900)	$(75,900)
Amortization of intangible assets	750	750	2,950	2,950
Share-based compensation	5,900	5,900	23,222	23,222
Depreciation	1,750	1,750	6,800	6,800
Capitalized internal-use software development costs	—	—	(72)	(72)
Adjusted EBITDA	$(14,000)	$(13,000)	$(45,000)	$(43,000)